                                                                 EXHIBIT 10.4
                               OPTION AGREEMENT


          THIS OPTION AGREEMENT is made and entered into effective the 1st day of April, 1997, by and between REDWOOD BROADCASTING, INC., a Colorado corporation ("RBI" or "Redwood"), and POWER SURGE, INC., a Delaware corporation ("Power Surge");


                                  WITNESSETH


          WHEREAS, Power Surge is the owner of radio broadcast stations KNRO-AM, Redding, California, and KARZ-FM, Burney, California (the "Power Surge Stations"), including all tangible and intangible assets used in connection therewith including, without limitation, all applicable licenses issued by the Federal Communications Commission ("FCC Licenses"); and

          WHEREAS, the assets and liabilities associated with the Power Surge Station constitutes substantially all of the assets and liabilities of Power Surge; and

          WHEREAS, Power Surge desires to sell to RBI and RBI desires to acquire the Power Surge Stations;

          NOW, THEREFOR, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree as follows:

     1. GRANT OF OPTION. Power Surge hereby grants to RBI, its successors and assigns, the exclusive right to purchase and acquire the Power Surge Stations in accordance with the terms of this Agreement.

     2. TERM OF OPTION. RBI may exercise the rights granted herein for a period of six months commencing April 1, 1997 and terminating September 30, 1997; provided, however, that the parties may mutually agree in writing to extend the term of this Option.

     3. PURCHASE PRICE. The purchase price to be paid by RBI to Power Surge for the Power Surge Stations shall be One Million Two Hundred Thousand Dollars ($1,200,000). At the sole and exclusive election and option of Power Surge, Power Surge may structure the transaction and payment of the purchase price in either of the following alternate fashions:

          3.1 RBI may purchase the Power Surge Stations from Power Surge in consideration of a cash payment at closing of $1,200,000; or

          3.2 RBI may elect to acquire the Power Surge Stations by consummating a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "B-Reorganization"), pursuant to which RBI may issue an aggregate of 1,000,000 shares of its common stock, $.004 par value (the "Common Stock") in exchange for One Hundred Percent (100%) of the issued and outstanding shares of common stock of Power Surge.
In the event RBI elects to structure the acquisition of the Power Surge Stations as a B-Reorganization, the shares of RBI Common Stock to be issued to the Power Surge shareholders, pro rata, shall be "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act").

     4. CONDITIONS PRECEDENT. The right of RBI to exercise the Option granted herein is expressly conditioned upon (i) the parties executing a definitive agreement covering the acquisition of the Power Surge assets;
(ii) the transaction obtaining the approval of the FCC and all other regulatory authorities; and (iii) the consents and approvals of such third parties as may be necessary to consummate the transaction.

     5. COVENANTS DURING OPTION PERIOD. During the period of this Option, the parties agree as follows:

          5.1 Power Surge shall not incur any indebtedness with respect to the Power Surge Stations which shall constitute any lien, security interest, mortgage or other incumbrance against the assets of the Power Surge Stations, it being understood that all assets of the Power Surge Stations shall be maintained free and clear of all such liens and encumbrances during the option period;

          5.2 All license, permits, permission and other authorizations necessary for the conduct of the Power Surge Stations, including those issued by the FCC and other governmental agencies, shall be maintained in full force and effect;

          5.3 The tangible assets of the Power Surge Stations shall be maintained in good condition and repair, ordinary wear and tear accepted;

          5.4 Power Surge shall not transfer, assign, convey or grant to any third party any right to acquire, directly or indirectly, any of the tangible or intangible assets used in connection with the Power Surge Stations, nor grant to any third party the right to acquire all or any portion of its capital stock or other equity securities.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective on the day and year first above written.


                              REDWOOD BROADCASTING, INC.,
                                   a Colorado corporation


                              By:  ______________________________
                                   John C. Power, President


                              POWER SURGE, INC.,
                                   a Delaware corporation


                              By:  ______________________________
                                   John C. Power, President